As filed with the Securities and Exchange Commission on October 29, 2002
                                             Registration No. 333-
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                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549
                             ______________________________
                                      FORM S-8
                   REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   MIND C.T.I. LTD.
                   (Exact name of Registrant as specified in its charter)
                 Israel                         Not Applicable
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)
               Industrial Park, Building 7
            P.O. Box 144, Yokneam, Israel                 20692
         (Address of Principal Executive Offices)      (Zip Code)

                   MIND C.T.I. LTD. 1998 SHARE OPTION PLAN

                   MIND C.T.I. LTD. 2000 SHARE OPTION PLAN
                          (Full title of the plan)
                         ______________________________
                              MIND C.T.I. Inc.
                              777 Terrace Ave.
                     Hasbrouck Heights, New Jersey, 07604
                              (201) 288-3900
                         Facsimile: (201) 288-4590
                   (Name and address for agent for service)

                                  Copies to:

                            Adam M. Klein, Adv.
                         Goldfarb, Levy, Eran & Co.
                            2 Ibn Gvirol Street
                           Tel Aviv 64077, Israel
                            Tel: 03-608-9999
                            Fax: 03-608-9909
                            _____________________














                                    -1-







                         CALCULATION OF REGISTRATION FEE
Title of      Amount to be    Proposed maximum   Proposed maximum   Amount of
securities    registered      offering price     aggregate          registration
to be         (1)(2)          per share          offering price     fee
registered
--------------------------------------------------------------------------------
Ordinary      1,000,000           $1.14(3)       $1,140,000        $104.88
Shares par
value NIS
1.00  per share,
===============================================================================
Total	       1,000,000           N/A            $1,140,000        $104.88
===============================================================================

(1) Pursuant to Rule 429 of the Securities Act, the prospectus delivered to participants under the registrant's 1998 Share Option Plan and 2000 Share Option Plan also related to an aggregate of 2,306,000 shares previously registered on Form S-8 Registration Number 333-54632.
(2) This registration statement shall also cover such additional indeterminable number of shares as may may be required pursuant to the MIND C.T.I. Ltd. 1998 Share Option Plan and the MIND C.T.I. Ltd. 2000 Share Option Plan in the event of a stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Ordinary Shares.
(3) The proposed maximum offering price per share was estimated pursuant to Rule 457(h) under the Securities Act whereby the price per share was determined by reference to the average between the high and low price reported in the Nasdaq National Market on October 22, 2002 which average was $1.14

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                                    -2
                                PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.
     The following documents filed by MIND C.T.I. Ltd., an Israeli company("Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act), are incorporated by reference herein and shall be deemed to be a part hereof:
     (a)     Company's Registration Statement on Form S-8 filed on January 30,
             2001.
     (b) Company's Annual Report filed on Form 20-F for the fiscal year ended December 31, 2001, filed on June 27, 2002.
     (c) Company's Reports of Foreign Private Issuer on Form 6-K filed with the Commission.
     (d) The description of Company's Ordinary Shares, par value NIS 1.00,to be offered hereby is contained in Company's Registration Statement on Form 8-A filed with the Commission on August 2, 2000 pursuant to
             Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement

Item 4.     Description of Securities.

            Not applicable.

Item 5.     Interest of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

            The Israeli Companies Law, 5759-1999 (the "Companies Law") permits a company's articles of association to authorize the company to (i) prospectivel exculpate an officer or director from liability for damage resulting from such officer's or director's breach of duty of care to the company, (ii) enter into a contract to insure an officer or director for the breach of his duty of care or to the extent that he acted in good faith and had a reasonable basis to believe that one act would not prejudice the company, duty of loyalty or for monetary liabilities charged against him as a result of an act or omission he committed in connection with his serving as an officer or director and (iii) indemnify an officer or director in connection with his service in that capacity for monetary liability incurred as a result of an action brought against him by a third party, as well as for reasonable expenses incurred in a civil action brought against him by or on behalf of the company or by other third parties or, in certain circumstances, in a criminal action.
                                    -3-
            These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify an officer or director nor enter into an insurance contract that would provide coverage for any monetary liability incurred as a result of the following: (i) a breach by the director or officer of his duty of loyalty unless he acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
(ii) a breach by the director or officer of his duty of care if such breach was done intentionally or in disregard of the circumstances of the breach or its consequences; (iii) any act or omission done with the intent to derive an illegal personal benefit; or (iv) any fine levied against the director or officer as a result of a criminal offense.

           Article 70 of the Second Amended and Restated Articles of Association of the Registrant provides as follows:

           "70.  Exculpation, Indemnity and Insurance

     (a) For purposes of these Articles, the term "Office Holder" shall mean every Director and every officer of the Company, including, without limitation, each of the persons defined as "Nosei Misra" in the Companies Law.

     (b) Subject to the provisions of the Companies Law, the Company may prospectively exculpate an Office Holder from all or some of the Office Holder's responsibility for damage resulting from the Office Holder's breach of the Office Holder's duty of care to the Company.

     (c) Subject to the provisions of the Companies Law, the Company may indemnify an Office Holder in respect of an obligation or expense specified below imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, as follows:

          (i) a financial obligation imposed on him in favor of another person by a court judgment, including a compromise judgment or an arbitrator's award approved by court;

          (ii) reasonable litigation expenses, including attorneys' fees, expended by an Office Holder or charged to the Office Holder by a court, in a proceeding instituted against the Office Holder by the Company or on its behalf or by another person, or in a criminal charge from which the Office Holder was acquitted, or in a criminal proceeding in which the Office Holder was convicted of an offense that does not require proof of criminal intent.

     The Company may undertake to indemnify an Office Holder as aforesaid, (aa) prospectively, provided that the undertaking is limited to categories of events which in the opinion of the Board of Directors can be foreseen when the undertaking to indemnify is given, and to an amount set by the Board of Directors as reasonable under the circumstances and (bb) retroactively.

     (d) Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Office Holder imposed on the Office Holder in respect of an act performed in his capacity as an Office Holder, in respect of each of the following:

          (i) a breach of his duty of care to the Company or to another person;

          (ii) a breach of his duty of loyalty to the Company, provided that the Office Holder acted in good faith and had reasonable cause to assume that such act would not prejudice the interests of the Company;

          (iii) a financial obligation imposed on him in favor of another person.
                                      -4-


      (e) The provisions of Articles 70(a), 70(b) and 70(c) above are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and/or (ii) in connection with any Office Holder to the extent that such insurance and/or indemnification is not specifically prohibited under law; provided that the procurement of any such insurance and/or the provision of any such indemnification shall be approved by the Audit Committee of the Company."

The Registrant has obtained liability insurance covering its officers and directors and has undertaken to indemnify and exculpate its directors and certain of its officers.

Item 7.     Exemption from Registration Claimed

            Not applicable.

Item 8.     Exhibits.

Exhibit No.     Description
4.1 *           MIND C.T.I. Ltd. 1998 Share Option Plan.
4.2 *           MIND C.T.I. Ltd. 2000 Share Option Plan.
4.3             Second Amended and Restated Articles of Association, adopted on
                June 27, 2002.
5.1             Opinion of Goldfarb, Levy, Eran & Co. with respect to the
                legality of the securities being registered.
23.1            Consent of Kesselman & Kesselman, Independent Auditors.
23.2            Consent of Goldfarb, Levy, Eran & Co. (included in Exhibit 5.1).
24.1            Powers of Attorney (included on the signature page to this
                Registration Statement).
____________

* Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed on January 30, 2001.

Item 9.     Undertakings.

     (a)     The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.
            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the


                                    -5-





Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Yokneam, State of Israel, on the 23rd day of October, 2002.


                                            MIND C.T.I. LTD.

                                            /s/ Monica Eisinger


                                      By:   Monica Eisinger
                                            President, Chief Executive Officer
                                            and Chairperson of the Board




                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Monica Eisinger and Arie Ganot, or either of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                  TITLE                                DATE
------------                -----------                         ------------

/s/Monica Eisinger          Monica Eisinger                    October 21, 2002
                            President, Chief Executive
                            Officer and Chairperson
                            of the Board

/s/Arie Ganot               Arie Ganot                         October 22, 2002
                            Chief Financial Officer
                            (principal accounting and
                            financial officer)

/s/Rimon Ben-Shaoul         Rimon Ben-Shaoul                   October 21, 2002
                            Director

/s/Amnon Neubach            Amnon Neubach                      October 21, 2002
                            Director

/s/Lior Salansky            Lior Salansky                      October 21, 2002
                            Director



                                     S-1


                               EXHIBIT INDEX

Exhibit No.,           Description
4.1 *                  MIND C.T.I. Ltd. 1998 Share Option Plan.
4.2 *                  MIND C.T.I. Ltd. 2000 Share Option Plan.
4.3                    Second Amended and Restated Articles of Association,
                       adopted on June 27, 2002.
5.1                    Opinion of Goldfarb, Levy, Eran & Co. with respect to
                       the legality of the securities being registered.
23.1                   Consent of Kesselman & Kesselman, Independent Auditors.
23.2                   Consent of Goldfarb, Levy, Eran & Co. (included in
                       Exhibit 5. 1).
24.1                   Powers of Attorney (included on the signature page to
                       this Registration Statement).


* Incorporated herein by reference to the Company's Registration Statement on Form S-8 filed on January 30, 2001.